                                                                     EXHIBIT 4.2

                 AMENDMENT NO. 4 TO REVOLVING CREDIT AGREEMENT


     THIS AMENDMENT NO. 4 TO REVOLVING CREDIT AGREEMENT is made as of the 19th day of July, 1996 by and among KOHL'S DEPARTMENT STORES, INC., a Delaware corporation (the "Borrower"), and the Banks and other financial institutions whose signatures appear on the signature pages hereof (the "Banks").

                                R E C I T A L S
                                - - - - - - - -

     I. The Borrower has requested that the Credit Agreement (as defined below) be amended as set forth herein, and The Bank of New York, as Administrative Agent under the Credit Agreement, and the Banks are willing to amend the Credit Agreement upon the terms and conditions herein contained.

     II. Among other things, from and after the Amendment Effective Date (as defined below), the Borrower will be permitted to guaranty Indebtedness of the Guarantor.

     IN CONSIDERATION of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:


                                   ARTICLE 1.
                                   ----------

                                  Definitions
                                  -----------

     1.1. When used herein, the following terms shall have the meanings specified:

     "Amendment" shall mean this Amendment No. 4 to Revolving Credit Agreement.

     "Amendment Effective Date" shall have the meaning set forth in Section 3.1 hereof.

     "Credit Agreement" shall mean the Revolving Credit Agreement among the Borrower and the Banks, dated as of February 28, 1994, as amended by Amendment No. 1 thereto, dated as of July 19, 1995, Amendment No. 2 thereto, dated as of September 29, 1995 and Amendment No. 3 thereto, dated as of December 21, 1995.

     1.2. The other capitalized terms used in this Amendment shall have the definitions assigned in the Credit Agreement, unless otherwise defined herein.


                                   ARTICLE 2.
                                   ----------

                                   Amendments
                                   ----------

     2.1. Section 9.6 of the Credit Agreement is amended by adding the phrase "and other than Guaranties of Indebtedness of the Guarantor by any Subsidiary" after the word "Borrower" on the second line therein.

     2.2. Section 9.10 of the Credit Agreement is amended in its entirety to read as follows:

          9.10 Guaranties.

               Permit the Guarantor or any Subsidiary (other than a Subsidiary formed primarily for the sold purpose of owning and administering the retail Receivables of retail Subsidiaries) to become or be liable in respect of any Guaranty except for (i) the Parent Guaranty, (ii) Guaranties by the Borrower of the obligations of any Restricted Subsidiaries that are limited in amount to a stated maximum dollar exposure, (iii) Guaranties by any Subsidiary of Indebtedness of the Guarantor, provided that immediately before and after giving effect thereto, no Default or Event of Default shall or would exist, (iv) Guaranties by the Guarantor of the obligations of any Subsidiary, and (v) recourse obligations of Guarantor's retail Subsidiaries in connection with Securitized Receivables Transactions; and in each case incurred in compliance with the provisions of this Agreement.

     2.3. Section 9.13 of the Credit Agreement is amended by adding the phrase "or Section 9.10" after the reference to "Section .16" on the second line therein.


                                   ARTICLE 3.
                                   ----------

                          Conditions for Effectiveness
                          ----------------------------

     3.1 This Amendment shall not be effective until such time (the "Amendment Effective Date") as each of the following conditions have been fulfilled:

     (a) The Administrative Agent shall have received copies, certified by the Secretary or an Assistant Secretary of the Borrower to be correct, of all corporate action taken by the Borrower to authorize this Amendment.

     (b) The Borrower shall pay all of the out-of-pocket costs and expenses of the Administrative Agent (including reasonable legal fees and disbursements) incurred in connection with the preparation, negotiation and closing of this Amendment.

     (c) On and as of the Amendment Effective Date, no Default or Event of Default shall have occurred or be continuing.

                                   ARTICLE 4.
                                   ----------

                                Other Provisions
                                ----------------

     4.1. The Borrower hereby reaffirms and admits the validity and enforceability of the Loan Documents and all of its obligations thereunder, agrees and admits that it has no defenses to or offsets against any of its obligations to the Banks or the Administrative Agent under the Loan Documents, and represents and warrants that there exists no Default or Event of Default, and that the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof, except such thereof as relate solely to an earlier date.

     4.2. In all other respects the Loan Documents shall remain in full force and effect, and no amendment of any term or condition of the Credit Agreement herein contained shall be deemed to be an amendment of any other term or condition contained in the Credit Agreement or any other Loan Document or constitute a waiver of any Default or Event of Default.

     4.3. This Amendment may be executed in any number of counterparts all of which, taken together, shall constitute one Amendment. In making proof of this Amendment, it shall only be necessary to produce the counterpart executed and delivered by the party to be charged.

     4.4. THIS AMENDMENT IS BEING EXECUTED AND DELIVERED IN, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Revolving Credit Agreement as of the day, month and year first written above.


                                    KOHL'S DEPARTMENT STORES,
                                    INC.


                                    By: /s/ William S. Kellogg
                                       -----------------------
                                    Name:   William S. Kellogg
                                         ---------------------
                                    Title:  C.E.O.
                                          --------------------

                                    THE BANK OF NEW YORK, in its individual
                                    capacity and as Administrative Agent


                                    By: /s/ Michael Flannery
                                       -----------------------
                                    Name:   Michael Flannery
                                         ---------------------
                                    Title:  Vice President
                                          --------------------

                                    THE FIRST NATIONAL BANK OF CHICAGO


                                    By: /s/ Lynn M. Hickey
                                       -----------------------
                                    Name:   Lynn M. Hickey
                                         ---------------------
                                    Title:  Corporate Banking Officer
                                            -------------------------

                                    THE BANK OF NOVA SCOTIA


                                    By: /s/ F.C.H. Ashby
                                       -----------------------
                                    Name:   F.C.H. Ashby
                                         ---------------------
                                    Title:  Senior Manager Loan Operations
                                            ------------------------------

                                    BANK ONE, MILWAUKEE, N.A.


                                    By:  /s/ Cindy L. Wavrunek
                                       -----------------------
                                    Name:    Cindy L. Wavrunek
                                         ---------------------
                                    Title:   Vice President
                                          --------------------

                                    THE FUJI BANK, LIMITED


                                    By:  /s/Hidehiko Ide
                                       -----------------------------
                                    Name:  Hidehiko Ide
                                         ---------------------------
                                    Title:  General Manager
                                          --------------------------

                                    FIRST BANK NATIONAL
                                    ASSOCIATION


                                    By:  /s/Mark R. Olmin
                                       -----------------------------
                                    Name: Mark R. Olmin
                                         ---------------------------
                                    Title:  Vice President
                                          --------------------------

                                    BANK OF AMERICA ILLINOIS
                                    f/k/a CONTINENTAL BANK N.A.


                                    By:/s/M.H. Claggett
                                       -----------------------------
                                    Name:  M.H. Claggett
                                         ---------------------------
                                    Title: Vice President
                                          --------------------------

                                    COMERICA BANK


                                    By: /s/Harve C. Light
                                       -----------------------------
                                    Name:  Harve C. Light
                                         ---------------------------
                                    Title: Assistant Vice President
                                          --------------------------

                                 ACKNOWLEDGMENT
                                 --------------


          On behalf of Kohl's Corporation, the undersigned hereby acknowledges and consents to this Amendment No. 4 to Revolving Credit Agreement and, without in any way establishing a course of dealing by the Borrower or the Banks, reaffirms the terms and conditions of the Guaranty of Kohl's Corporation and agrees that the Credit Agreement, as amended, remains in full force and effect and is hereby ratified and confirmed.


                             KOHL'S CORPORATION


                             By: /s/ William S. Kellogg
                                ------------------------
                             Name:   William S. Kellogg
                                  ----------------------
                             Title: C.E.O.
                                   ---------------------